EXHIBIT 99.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), dated as of January 10, (the “Effective Date”), is entered by and among Micronet Ltd., a company incorporated under the laws of the State of Israel ("Micronet”), those parties listed in Schedule I (the “Secured Parties”) who hold a security interest in all the assets of National Datacomputer, Inc, a company incorporated under the laws of Delaware (”NDI") and NDI.

W I T N E S S E T H:

WHEREAS, NDI wishes to sell to Micronet, and Micronet wishes to purchase from NDI certain Assets (as defined below) of NDI, all upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Secured Parties hold a blanket security interest in all assets of NDI and desire to take all actions necessary as a secured party under the Uniform Commercial Code to sell the Business to Micronet; and

WHEREAS, NDI is in default of its obligations under the Notes (as defined in that certain Security Agreement between the Secured Parties and NDI dated as of April 21, 2010, as amended).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, NDI, the Secured Parties and the Micronet agree as follows:

1.	DEFINITIONS

The terms below shall have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Assets” means all of NDI’s rights, title and interest in and to the following assets: (i) The trade name and trade mark "RouteRider" and NDI's domain name and e-mail addresses specified in Exhibit A; (ii) The equipment and furniture of NDI as set forth  in Exhibit A (the "Transferred Equipment"); (iii) Copies of all books, records, files and documentation of NDI in any media prepared, used or held for use by any Person with respect to the Business or the Assets (the "Business Information"); (iv) the Purchased Contracts; (v) all sales and promotional literature, customer lists and other sales-related materials in relation to the Business; (vi) all franchises, permits, licenses, agreements, waivers and authorizations from or with any Governmental Authority, to the extent transferable. The Assets include, without limitation, all the assets detailed in Exhibit A.

“Business” means the operations and activities of NDI related to or associated with the business unit "RouteRiderLE".

“Disclosure Schedule” means the Disclosure Schedule delivered by NDI to Micronet on the date hereof containing the information required to be included therein pursuant to this Agreement.

“Employees” means the current employees of NDI which are listed in Section 3.4.1 of the Disclosure Schedule.

“Governmental Authority” means any United States or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Lien” means any mortgage, deed or trust, pledge, hypothecation, security interest, encumbrance, restriction, claim, lien, lease or charge or third party right of any kind whatsoever.

“Law” means any Israeli or foreign, federal, state, provincial or local, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

“Person” means any natural person, general or limited partnership, corporation, Limited Liability Company, firm, association or other legal entity.

"Purchased Contracts" means those contracts of NDI listed in Exhibit A.

"NDI’s Liabilities” means any and all debts, liabilities and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undeterminable.

2.	PURCHASE AND SALE.

2.1.
Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Secured Parties (and NDI, if applicable) shall sell, convey, assign, transfer and deliver to Micronet, and in reliance on the completeness, accuracy and truthfulness of the representations, warranties and agreements of NDI and the Secured Parties, Micronet shall purchase, acquire and accept from the Secured Parties (and from NDI, if applicable), all of NDI’s rights, title and interest in and to the Assets, free and clear of all Liens and encumbrances. Without derogating from the above, and for the avoidance of any doubt, (other than future maintenance obligations following the Closing under the Purchased Contracts), Micronet shall not assume any obligations or liabilities of NDI of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created, including, without limitations, any of NDI's Liabilities.

2.2.	Purchase Price.

2.2.1.
As consideration for the Assets purchased by Micronet, Micronet shall pay NDI, as agent for the Secured Parties, for the sale, transfer, assignment, conveyance and delivery of the Assets, the following amounts (collectively, the "Purchase Price"):

2.2.1.1.	An amount of U.S. $10,000 for the Transferred Equipment to be paid at the Closing Date.

2.2.1.2.	An additional amount of U.S. $40,000 to be paid at the Closing Date.

2.2.1.3.	Following and subject to the Closing, Micronet shall pay NDI, as Agent for the Secured Parties an additional amount pursuant to the following terms (the “Additional Consideration”):

2.2.1.3.1.
Micronet shall pay  an aggregate amount which equals to 25% of the Net Profit Before Tax of the Micronet's subsidiary, Micronet Mobile Technologies, Inc. (the "US Subsidiary") made during the calendar year 2011 as a result of its RouteRiderLE operations in the US.

2.2.1.3.2.
It is agreed that the amount of U.S. $40,000 which is paid in accordance with Section 2.2.1.2 above shall be considered as an advance payement on account of the Additonal Consideration, and will be deducted from the first quarterly Additional Consideration payments.

2.2.1.3.3.
For the purpose of calculating the Additional Consideration, Micronet hereby agrees that during the year 2011, it shall charge the US Subsidiary only 35% of the license and maintenance revenues of the US Subsidiary, regardless of the amount actually charged. Such charge will be considered as an expense in the RouteRiderLE US Subsidiary operation for the purpose of calculating the Net Profit Before Tax.

2.2.1.3.4.	The Additional Consideration shall be paid quarterly, within Sixty (60) of the end of each quarter. Calculations of the Additional Consideration will be made on a yearly accumulatively basis.

2.2.1.3.5.
Micronet shall allow the Secured Parties, NDI and its shareholders, at NDI's expense and subject to the execution of confidentiality agreements with Micronet, access to Micronet and the US Subsidiary's quarterly and annual financial reports for the year 2011.

2.2.1.3.6.
It is clarified that in the event that NDI or any of its respective shareholders, directors, officers or employees bring any Action against Micronet other than for the enforcement of this Agreement or for damages for its breach, NDI shall not be entitled to the Additional Consideration, until such time that such Action is finally adjudicated or settled.

2.2.2.	Micronet shall pay the Purchase Price and the Additional Consideration against the receipt by Micronet of a dully issued invoice from NDI.

2.3.
Closing.  Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets, as contemplated hereby shall take place at a closing (the “Closing”), on January 10, 2011 or at such other time or on such other date or at such other place as the Secured Parties, NDI and Micronet may mutually agree upon (the day on which the Closing takes place being the “Closing Date”).

2.4.	Closing Deliveries by NDI. At the Closing, NDI shall deliver or cause to be delivered to Micronet:

2.4.1.
   Executed unanimous resolutions of NDI and the Secured Parties in a form  acceptable to Micronet approving the execution, delivery and performance of this Agreement by NDI and the Secured Parties and the sale of the Assets to Micronet;

2.4.2.
   Waivers from all the Employees, in forms resonably accepatbale to Micronet, confirming the receipt of all amounts owed to them from NDI and waiving any claims against NDI and Micronet arising from any sums due them for services rendered prior to the Closing, and confirming that the Employees will not be entitled to receive from Micronet under any agreement or understanding with NDI any compensation, bonus, severance pay or any other benefits or entitlements in connection to their employment with NDI, including without limitations, in the event that such employees shall be employed by Micronet (the "Waivers").

2.5.	Closing Deliveries by Micronet. At the Closing, Micronet shall pay NDI, as agent for the Secured Parties, by wire an amount of US$ 50,000.

2.6.
Simultaneous Transactions. All transactions occurring at the Closing as specified in Sections 2.4 and 2.5, shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents delivered. Unless otherwise indicated, all documents and certificates shall be dated on or as of the Closing Date.

3.	REPRESENTATIONS AND WARRANTIES OF NDI

NDI hereby represents and warrants to Micronet as of the date hereof and as of the Closing as follows:

3.1.	Incorporation and Authority of NDI.

3.1.1.
NDI is a company duly incorporated, and validly existing under the laws of the State of Delaware. The execution and delivery of this Agreement and all documents and instruments hereunder by NDI, the performance by NDI of its obligations hereunder and the consummation by NDI of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of NDI. No other corporate action on the part of NDI s is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement, at the time of its execution and delivery, has been duly executed and delivered by NDI and the Secured Parties, and this Agreement constitutes the legal, valid and binding obligations of NDI and the Secured Parties, enforceable against them in accordance with its terms.

3.1.2.
NDI has not: (i) received any notice from any applicable Governmental Authority that its registration may be revoked, stricken or erased; (ii)filed or consented to the filing against it of a petition in bankruptcy, liquidation winding up, stay of proceedings, plan of arrangement or any similar proceeding, consented to the appointment of a receiver, liquidator, trustee or special manager for itself or for any substantial part of its properties, or made any determination in respect of the distribution of its assets (the forgoing collectively referred to below as “Bankruptcy Events”). No notice has been received of any Action for, or the intent of any entity to request to seek or pursue, any remedy under or in connection with a Bankruptcy Event.

3.2.
Litigation.  Other than the claims by the Secured Parties, which will be waived in accordance with the terms of this Agreement, there are no Actions, pending or, to the best of NDI’s knowledge, threatened, against NDI, or its respective shareholders, directors, officers or employees, to which any of the Assets, including the Transferred Equipment, are or may be subject. No default by NDI has occurred and is continuing with respect to any judgment, order, writ, injunction or decree of any Governmental Authority.

3.3.	The Assets.

3.3.1.
NDI holds good, marketable and unrestricted title to and/or right to use, and has valid interests in all of the Assets, free and clear of any and all Liens, except the Lien in favor of the Secured Parties, which will be removed immediately following the Closing. The Transferred Equipment is in good operating condition and repair (reasonable wear and tear excepted) and is suitable for the purposes used.

3.3.2.
At the Closing Date, Micronet shall have good, valid and marketable title to all of the Assets, free and clear of any Liens, and Micronet shall have full right and power to the undisturbed and continued use and possession of the Assets so transferred.

3.4.	Employee Matters.

3.4.1.
Section 3.4.1 of the Disclosure Schedule contains a list of all the current employees of NDI which are related to the Business (the “Employees”) with their main terms of employment: salary and special benefits. NDI is not in default with respect to any of its obligations relating to the salaries and all other benefits owed to the Employees, and is in compliance with any Law relating to employment.

3.4.2.
No Employee is or will be entitled to receive from Micronet under any agreement or understanding with NDI any compensation, bonus, severance pay or any other benefits or entitlements on account of any action taken by NDI in connection with any of the transactions contemplated under the Agreement, including without limitations, in the event that such Employee shall be employed by Micronet.

3.4.3.	There are no disputes between NDI and any of the Employees or threatened claims from Employees.

3.4.4.
NDI will terminate the employment agreements with the Employees as of December 31, 2010 and will pay such Employees all the payments NDI owes them as a result of their employment with NDI. Each such employee will sign a Waiver reflecting such payment and waiving any claims an employee may have.

3.5.	Material Contracts.

3.5.1.
Material Contracts. Section 3.5.1 of the Disclosure Schedule lists all material contracts and agreements to which NDI is party or by which it is bound (such contracts being “Material Contracts”) which relate to the Business and/or Assets, and which are in force. To the best knowledge of NDI, none of the parties to the Purchased Contracts is in material breach thereof or material default thereunder. Copies of all the Purchased Contracts have been delivered to Micronet. All the Purchased Contracts are valid and in full force and effect, NDI has not received notice that any party to any Purchased Contract intends to cancel or terminate such Purchased Contract.

3.6.
Liabilities. Micronet shall not assume any obligations or liabilities of NDI and/or the Secured Parties of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created other than as specifically set forth in this Agreement.

3.7.	Truthfulness, Completeness.

No representation or warranty of any of NDI in this Agreement (including its Exhibit and Schedules) contains or, at the Closing Date, will contain any untrue statement of a material fact or omits or will, at the Closing Date, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. NDI has disclosed to Micronet all material information concerning the Assets. Any warranties set out in this Agreement is solely and exclusively for the benefit of the parties hereto.

3.8.
NDI hereby waive, release and discharge Micronet, its officers, and directors, from any and all claims, rights, obligations, damages and liabilities of any nature whatsoever, whether or not now known and/or claimed, which they ever had, now have, or may claim to have against Micronet or any of its management members in connection to any of Micronet's activities prior to the Closing Date.

4A.	PRESENTATIONS AND WARRANTIES OF SECURED PARTIES

The Secured Parties hereby represent and warrant to Micronet as of the date hereof and as of the Closing as follows:

4A.1.
The Secured Parties have the legal, valid and enforceable right to sell the Assets.  This Agreement, at the time of its execution and delivery, has been duly executed and delivered by the Secured Parties, and this Agreement constitutes the legal, valid and binding obligations of the Secured Parties, enforceable against them in accordance with its terms.

4A.2.
The Secured Parties hereby waive, release and discharge Micronet, its officers, and directors, from any and all claims, rights, obligations, damages and liabilities of any nature whatsoever, whether or not now known and/or claimed, which they ever had, now have, or may claim to have against Micronet or any of its management members in connection to any of Micronet's activities prior to the Closing Date.

4.	REPRESENTATIONS AND WARRANTIES OF MICRONET

Micronet represents and warrants to NDI as of the date hereof and as of the Closing as follows:

4.1.
Incorporation and Authority of Micronet. Micronet is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Israel and has all necessary corporate power and authority to enter into this Agreement This Agreement has been duly executed and delivered by Micronet, and (assuming due authorization, execution and delivery by NDI) constitutes legal, valid and binding obligations of Micronet enforceable against the Micronet in accordance with its terms.

4.2.
Truthfulness, Completeness. No representation or warranty of any of  Micronet in this Agreement (including the Schedules) contains or, at the Closing Date, will contain any untrue statement of a material fact or omits or will, at the Closing Date, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.	COVENANTS OF THE PARTIES

5.1.
Upon the Closing, the distribution agreement between Micronet and NDI dated February 25, 2004, as amended,  will be terminated and shall be of no further force or effecet (including without limitations, the non-solicitation undertakings and all termination - survivng clauses).

5.2.
Non-Compete. NDI hereby irrevocably and unconditionally undertake, on behalf of itself and his Affiliates, that it shall not, directly or indirectly, from the date hereof until the expiration of thirty six (36) months after the Closing (the “Non Compete Period”) own, manage operate, finance, join, control or participate in the ownership, management, operation, financing, operation, business or control of or otherwise be involved in any way in any business or Person anywhere in the world that at any time during the Non Compete Period: (a) engages in the developing, producing, offering, distributing, selling or supporting of products or services similar to the products and services sold or contemplated by NDI prior to the Closing or similar to the products and services included in the Business, as previously conducted and as proposed to be conducted as of the Closing.

5.3.
Further Action. From and after the Effective Date, the Secured Parties, NDI and  Micronet shall execute and deliver such documents and other papers and take such further actions as may be required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby. Without limiting the foregoing, from and after the Closing the Secured Parties and NDI shall do all things necessary, proper or advisable under applicable Laws, including signing and delivery any documents and instruments, as requested by Micronet to put Micronet in effective and registered possession, ownership and control of the Assets.

5.4.
NDI acknowledges and agrees that in connection to the Business, Micronet may approach NDI's former and/existing customers, suppliers, service providers or other third parties which have a business relationship with NDI (in this sub-section, the "Third Parties") whether prior or after the Closing, in order to enter into a business transaction with such Third Parties. In this respect, NDI shall cooperate with Micronet and shall use commercially reasonable efforts to assist Micronet to facilitate the execution of such agreements with the Third Parties. In the event that Micronet shall enter into an agreement with a Third Party, NDI will be prohibited from entering into any business transaction with such Third Party unless approved in advance and writing by Micronet. In the event that Micronet shall so request, NDI shall assign the existing agreement with such Third Party to Micronet.

6.	EMPLOYEE MATTERS

6.1.
NDI agrees and acknowledges that Micronet and/or the US Subsidiary may offer employment to certain Employees or any other Person that is, or previously was, engaged by NDI, whether as an employee, consultant or otherwise (each such offer, an “Employment Offer” and each such employee or consultant shall be referred to herein as a “Key Employee”. Section 6.1 of the Disclosure Schedule lists all such Key Employees. An Employment Offer shall be made on such terms and conditions as determined by Micronet in its sole discretion. Employees that will receive an Employment Offer and will accept it will be employed as of January 1, 2011. NDI shall be solely responsible for all liabilities, costs and expenses related to the Key Employees and any other former employee of NDI (including for severance payments) for any period prior to the commencement date of their employment at Micronet.

6.2.
Nothing in the Employment Offer or other agreements between any Key Employee and NDI shall: (i) limit or restrict such employee or consultant from serving as employees or consultant of Micronet; and (ii) as of the Closing, the Key Employees or any other employee or consultant subsequently employed or engaged by Micronet shall be relieved and released from the confidentiality and non-compete obligations owed to NDI to the extent required to perform their obligations and duties under their respective employment or engagement agreements with Micronet.

6.3.
Non Solicitation. NDI hereby irrevocably and unconditionally undertakes that it shall not, directly or indirectly, from the date hereof until the expiration of thirty six (36) months after the Closing, either employ or otherwise engage with any of Micronet’s employees, consultants, suppliers, customers and/or agents. If NDI breaches any of its obligations hereunder, Micronet shall be entitled, withot derogating from any other remedy it is entitled under applicable Law, to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

7.	CONDITIONS TO CLOSING

Conditions to Obligations of Micronet. The obligations of  Micronet to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Micronet, at or prior to the Closing, of each of the following conditions:

7.1.	Delivery of Documents. NDI shall have executed and/or delivered to Micronet each of the documents required to be delivered under Section 2.4.

7.2.	Material Adverse Effect. There shall not have been any material adverse effect in the Business or the Assets (including, without limitations, the occurrence of any Bankruptcy Event).

7.3.	Purchased Contracts. All Purchased Contracts have been assigned to Micronet.

8.	INDEMNIFICATION

From and after the Closing Date NDI shall indemnify and hold Micronet, its affiliates, officers, directors and shareholders, (collectively, "Micronet's Indemnified Parties") harmless from and against, and agree to promptly defend any Micronet's Indemnified Party from and reimburse any Micronet's Indemnified Party for, any and all losses and damages, at such time that they are incurred, which such Micronet's Indemnified Party may at any time suffer or incur, or become subject to, directly or indirectly, as a result of, in connection with or relating to: (i) any material inaccuracy in, or material breach of any representations and warranties made by NDI or the Secured Parties in this Agreement; and (ii) any failure by NDI or the Secured Parties to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement.  From and after the Closing Date, the Secured Parties, jointly and severally, shall indemnify and hold Micronet’s Indemnified Parties harmless from and against, and agree to promptly defend any Micronet's Indemnified Party from and reimburse any Micronet's Indemnified Party for, any and all losses and damages, at such time that they are incurred, which such Micronet's Indemnified Party may at any time suffer or incur, or become subject to, directly or indirectly, as a result of, in connection with or relating to: (x) any material inaccuracy in, or material breach of any representations and warranties made by the Secured Parties in this Agreement; and (y) any failure by the Secured Parties to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement.

9.	GENERAL PROVISIONS

9.1.	Transaction Costs. Each of the parties shall bear its own fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement including legal expenses.

9.2.
Waiver. At any time prior to the Closing, any party may (i) extend the time for the performance of any of the obligations or other acts to be performed by any other party hereto on its behalf, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

9.3.
Announcements. Neither Party shall make any annoucement regarding this Agreement without the prior written concent of the other Party. Notwithstanding, each party, as a publicly traded company, shall be entitled to issue any report and publication as required under any applicable law.

9.4.
Miscellaneous Tax Matters. Except as otherwise provided in this Agreement, as among the parties hereto, (i) NDI shall be responsible for and pay all taxes levied or imposed upon, or in connection with, the Assets or the conduct or operation of the Business on or before the Closing Date, and (ii) Micronet shall be responsible for and pay all taxes levied or imposed upon, or in connection with, the Assets or the conduct or operation of the Business after the Closing Date.

9.5.
Notices. All notices, and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.3):

if to NDI:	National Datacomputer, Inc.
19B Crosby Drive, Suite 310
Bedford, Massachusetts
Tel:(781)275-1686, Fax: (781) 275-1687

if to Micronet:	Micronet Ltd.
27, Hametzuda St, P.O. Box 11524
Azor 58001, Israel
Tel: +972-35584884, Fax: +972-35584885

If to Secured Parties

                             Gerald Adams
Address: 9 Flintlock Drive Acton, MA 01720
Tel:  (781) 275 – 0581

Bruna Bucacci
Address: 31 Hazel Street Waltham, MA 02451
Tel: (781) 910 – 4360:

Mary Lee Ingoldsby
Address: 89 Black Rock Drive Hingham, MA 02043
Tel:  (781) 749 – 5472

or such other address with respect to a party as such party shall notify each other party in writing as above provided.

9.6.
Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders as the context requires.

9.7.
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

9.8.
Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof

9.9.
Assignment. NDI may not assign or transfer any of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement without the prior consent in writing of the Micronet. Micronet will have the right to assign its rights and obligations under this agreement, in part or as a whole only to its US Subsidiary.

9.10.	Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by Micronet and NDI.

9.11.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the Commonwealth of Massachusetts, without regard to the conflict of laws provisions thereof, and any dispute with respect to this Agreement or its execution, biding effect, performance or interpretation shall be adjudicated solely in the Middlesex Superior Court of the Commonwealth of Massachusetts.

9.12.
Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

9.13.	No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

RELEASE BY SECURED PARTIES.

Upon receipt by NDI of the Purchase Price to be paid at the Closing, the Secured Parties hereby (a) agree that all liens, encumbrances or other security interests on any of the Assets will hereby be terminated and (b) release NDI from any and all Actions, known or unknown, that the Secured Parties have, claim to have, ever had, or ever claimed to have, in connection with the Asstes.  The Secured Parties hereby further covenant and agree that, immediately following the Closing, they shall cause all necessary documents to be exectued and filed to cause the release of any Liens or security interests held by or in favor of the Secured Parties related to the Assets.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, NDI, the Secured Parties and Micronet have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Micronet ltd.	National Datacomputer, Inc.
By: _________________________	By: ___________________________
Title: ________________________	Title: __________________________
Secured Parties:

By:__________________________
         Bruna Bucacci

By:__________________________
         Gerald Adams

By:__________________________
        Mary Lee Ingoldsby